                       SUBSIDIARIES OF THE REGISTRANTS                Exhibit 21
                       -------------------------------                ----------


Name                                   State of Incorporation
----                                   ----------------------

TNP
---

Texas-New Mexico Power Company                  Texas

Facility Works, Inc.                            Texas

TNP Operating Company                           Texas





TNMP
----

Texas Generating Company                        Texas

Texas Generating Company II                     Texas